Exhibit 3

Rinker Group Limited

Quarterly Financial Information

Important: Results are unaudited. US$ and comparative results are proforma. Please see notes 1 & 2 below.

	Rinker Quarter Information
	US$ millions(footnote 2)			A$ millions
Current Year (Year ending 31 March 2004)	June Qtr 2003	Sept Qtr 2003	Dec Qtr 2003	June Qtr 2003	Sept Qtr 2003	Dec Qtr 2003
Average exchange rate (A$1=US$)	0.6474	0.655	0.7202	0.6474	0.6549	0.7202
Rinker Group
Revenue	881	967	925	1,362	1,474	1,281
EBITDA(3)	179.9	193.0	180.3	278.0	294.6	250.0
Depreciation	38.7	39.8	40.8	59.9	60.8	56.3
Amortisation	18.4	18.3	17.7	28.5	27.9	24.4
EBIT(3)	122.8	134.9	121.9	189.7	205.9	169.3
PAT	68.8	83.0	71.0	106.2	126.5	98.7
EPS (cents per ord. share)	7.3	8.8	7.5	11.2	13.4	10.4
EPS (cents per ADR)	73	88	75	112	134	104
No. of shares for EPS calc. (million)	944.7	944.8	945.0

	Rinker Quarter Information
	US$ millions(footnote 2)			A$ millions
Prior Year (Year ended 31 March 2003)	June Qtr 2002	Sept Qtr 2002	Dec Qtr 2002	June Qtr 2002	Sept Qtr 2002	Dec Qtr 2002
Average exchange rate (A$1=US$)	0.5562	0.547	0.5583	0.5562	0.5472	0.5583
Rinker Group
Revenue	695	707	790	1,250	1,293	1,413
EBITDA(3)	148.1	149.2	150.2	266.3	272.8	268.9
Depreciation	32.7	33.2	38.2	58.7	60.6	68.3
Amortisation	13.4	13.2	18.3	24.2	24.2	32.7
EBIT(3)	102.0	102.8	93.7	183.4	187.9	167.9
PAT	54.9	57.7	48.3	98.7	105.3	86.5
EPS (cents per ord. share)	5.8	6.1	5.1	10.4	11.1	9.2
EPS (cents per ADR)	58	61	51	104	111	92
No. of shares for EPS calc. (million)	944.7	944.7	944.7

	RINKER QUARTER INFORMATION
	US$ millions(footnote 2)			A$ millions
Current Year (Year ending 31 March 2004)	Jun Qtr 2003	Sept Qtr 2003	Dec Qtr 2003	Jun Qtr 2003	Sept Qtr 2003	Dec Qtr 2003

Segment Revenue
Aggregates	193	213	201	299	324	278
Cement	91	93	95	141	142	132
Concrete, concrete block, asphalt	331	362	335	512	552	463
Concrete pipe and products	111	116	103	172	177	143
Other	100	105	97	155	160	134
Eliminations	(122)	(132)	(128)	(189)	(201)	(177)
Rinker Materials	705	757	703	1,090	1,153	973
Readymix	176	210	222	272	321	308
RINKER	881	967	925	1,362	1,474	1,281

Segment EBIT
Aggregates	38.2	39.3	33.6	58.9	59.8	46.7
Cement	23.0	24.4	25.1	35.5	37.2	34.7
Concrete, concrete block, asphalt	24.0	30.1	25.4	37.2	46.0	35.2
Concrete pipe and products	15.9	18.6	15.9	24.6	28.4	22.2
Other	—	(5.1)	(6.6)	—	(7.5)	(9.0)
Rinker Materials	101.2	107.4	93.4	156.3	163.9	129.7
Readymix	23.0	30.0	30.6	35.5	45.8	42.6
Corporate	(1.4)	(2.5)	(2.2)	(2.1)	(3.8)	(3.0)
RINKER	122.8	134.9	121.9	189.7	205.9	169.3

Segment Depreciation and Amortisation
Aggregates	16.7	17.3	17.1	25.9	26.4	23.7
Cement	5.3	5.3	5.3	8.2	8.1	7.4
Concrete, concrete block, asphalt	13.2	13.5	13.7	20.5	20.6	18.9
Concrete pipe and products	8.1	8.0	7.9	12.5	12.3	10.9
Other	6.0	5.6	5.2	9.3	8.6	7.1
Rinker Materials	49.4	49.8	49.2	76.3	75.9	68.0
Readymix	7.8	8.3	9.2	12.0	12.7	12.8
Corporate	—	—	—	—	—	—
RINKER	57.1	58.1	58.4	88.4	88.7	80.7

Segment EBITDA
Aggregates	55.0	56.6	50.8	84.8	86.2	70.3
Cement	28.3	29.8	30.4	43.7	45.4	42.1
Concrete, concrete block, asphalt	37.3	43.6	39.1	57.7	66.6	54.1
Concrete pipe and products	24.0	26.7	23.9	37.1	40.6	33.1
Other	6.0	0.6	(1.5)	9.3	1.1	(1.9)
Rinker Materials	150.5	157.2	142.7	232.6	239.9	197.7
Readymix	30.8	38.3	39.8	47.5	58.5	55.3
Corporate	(1.4)	(2.5)	(2.2)	(2.1)	(3.8)	(3.0)
RINKER	179.9	193.0	180.3	278.0	294.6	250.0

	RINKER QUARTER INFORMATION
	US$ millions(footnote 2)			A$ millions
Prior Year (Year ended 31 March 2003)	Jun Qtr 2002	Sept Qtr 2002	Dec Qtr 2002	Jun Qtr 2002	Sept Qtr 2002	Dec Qtr 2002

Segment Revenue
Aggregates	140	141	176	251	257	314
Cement	80	80	81	144	146	146
Concrete, concrete block, asphalt	199	214	303	358	392	543
Concrete pipe and products	126	121	97	227	222	174
Other	106	107	90	190	197	161
Eliminations	(96)	(99)	(107)	(173)	(181)	(191)
Rinker Materials	555	564	641	998	1,032	1,147
Readymix	140	143	149	252	261	266
RINKER	695	707	790	1,250	1,293	1,413

Segment EBIT
Aggregates	28.6	27.9	28.2	51.5	50.9	50.5
Cement	20.7	21.0	21.2	37.2	38.5	37.9
Concrete, concrete block, asphalt	17.2	19.8	22.2	31.0	36.3	39.8
Concrete pipe and products	21.8	19.4	10.1	39.2	35.5	18.2
Other	(0.3)	0.1	(2.2)	(0.7)	0.3	(3.9)
Rinker Materials	88.0	88.3	79.5	158.1	161.4	142.5
Readymix	15.9	16.4	16.1	28.7	29.9	28.8
Corporate	(1.9)	(1.8)	(1.9)	(3.4)	(3.4)	(3.4)
RINKER	102.0	102.8	93.7	183.4	187.9	167.9

Segment Depreciation and Amortisation
Aggregates	12.8	13.1	16.8	23.0	24.0	29.8
Cement	5.0	5.1	5.2	9.0	9.4	9.4
Concrete, concrete block, asphalt	7.4	7.6	13.7	13.3	14.0	24.5
Concrete pipe and products	8.1	7.9	8.1	14.6	14.4	14.4
Other	6.5	6.3	6.2	11.7	11.6	11.3
Rinker Materials	39.8	40.1	50.0	71.6	73.3	89.4
Readymix	6.3	6.3	6.5	11.3	11.6	11.6
Corporate	—	—	—	—	—	—
RINKER	46.1	46.4	56.5	82.9	84.9	101.0

Segment EBITDA
Aggregates	41.4	41.0	44.9	74.5	74.9	80.3
Cement	25.7	26.2	26.5	46.3	47.8	47.3
Concrete, concrete block, asphalt	24.6	27.5	36.0	44.3	50.2	64.3
Concrete pipe and products	29.9	27.3	18.2	53.8	49.9	32.6
Other	6.2	6.4	4.0	10.9	11.8	7.3
Rinker Materials	127.8	128.4	129.6	229.7	234.7	231.9
Readymix	22.2	22.7	22.5	40.0	41.5	40.4
Corporate	(1.9)	(1.8)	(1.9)	(3.4)	(3.4)	(3.4)
RINKER	148.1	149.2	150.2	266.3	272.8	268.9

(1)          In anticipation of Rinker’s demerger from CSR Limited on 28 March 2003, a number of businesses were transferred between the Rinker group and CSR during the year ended 31 March 2003. The results of the Rinker group as a statutory entity during the periods prior to 31 March 2003 do not reflect the businesses that comprised the Rinker group on demerger. Accordingly, unaudited summary pro forma financial information has been prepared for the periods ending prior to 31 March 2003.  The directors believe it is meaningful to compare information for periods during the year ended 31 March 2004 with the pro forma information for periods ending during the year ended 31 December 2003, and this quarterly financial information has been prepared on that basis.

(2)          US$ figures for the group are calculated on a pro-forma basis, translating the Readymix A$ earnings into US$ based on the average exchange rate used to translate Rinker Materials US$ results to A$.  Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix in Australia and China) each generate all revenue and incur all costs in their local currency.  As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings.  As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value.

(3)          EBIT represents profit from ordinary activies before finance and income tax. EBITDA represents EBIT prior to Depreciation and Amortisation.